Exhibit 24.1

[MYKROLIS LOGO APPEARS HERE]

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Mykrolis Corporation, a Delaware corporation (the “Corporation”), and each of the undersigned Officers and Directors of the Corporation, do hereby constitute and appoint C. William Zadel, Jean-Marc Pandraud, Bertrand Loy, and Peter W. Walcott, and each of them individually (with full power to each of them to act alone) as its and his true and lawful attorney-in-fact and agent, for and on its and his behalf and in its and his name, place and stead, in any and all capacities, to sign, execute and affix its and his seal thereto and file any documents referred to below:

1.	A Registration Statement on Form S-3 registering with the U.S. Securities and Exchange Commission an aggregate of 333,333 shares of the Common Stock, $0.01 par value, of the Corporation including any and all Pre-Effective and Post-Effective Amendments to any such Registration Statement, whether increasing the amount of securities for which registration is being sought or otherwise;

2.	Any Registration Statement, consent to service of process, or other document which may be required by state securities administrators or other regulatory authorities in order to qualify the securities to be registered as aforesaid, for sale in any state in which it is desired to offer such securities;

together with all exhibits and any and all documents required to be filed with respect to any of the foregoing with any regulatory authority, granting unto said attorney and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as it and he might or could do if personally present, hereby ratifying and confirming all its and his said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ C. WILLIAM ZADEL C. William Zadel	Chairman, Chief Executive Officer and Director	October 6, 2004

/S/ RICHARD A. AURELIO Name	Director	October 7, 2004

/S/ MICHAEL A. BRADLEY Michael A. Bradley	Director	October 6, 2004

/S/ ROBERT E. CALDWELL Robert E. Caldwell	Director	October 6, 2004

Michael P.C. Carns	Director	October _, 2004

/S/ DANIEL W. CHRISTMAN Daniel W. Christman	Director	October 7, 2004

Thomas O. Pyle	Director	October _, 2004